FOR RELEASE AT 4:00 P.M. (EST) THURSDAY, JUNE 13, 2019

LP to curtail OSB production at Peace Valley facility in Fort St. John, B.C.

NASHVILLE, Tenn. (June 13, 2019) - Louisiana-Pacific Corporation (LP, NYSE: LPX) announced today that its Peace Valley facility in Fort St. John, B.C., will indefinitely curtail production of oriented strand board (OSB) beginning early in the third quarter.

Despite efforts by our Peace Valley team to reduce costs over the past several months, this decision is necessary to support the optimization of our OSB business in challenging market conditions,” said Jason Ringblom, LP Executive Vice President for OSB. “Declining housing starts, high wood costs and associated cost pressures require us to take this action that aligns with our performance driven strategy.”

Ringblom added, “This decision ensures that LP is efficiently balancing our commodity OSB production with our customer demand and improving the overall competitiveness of our OSB business. Going forward, we will leverage our strong manufacturing footprint across Canada and the U.S. to meet the needs of our valued customers.”

The Peace Valley OSB mill currently employs approximately 190 people. It has a stated annual capacity of 800 million square feet (3/8-inch basis).

About LP Building Solutions
Louisiana-Pacific Corporation is a leading building solutions company that invents, manufactures and delivers uniquely engineered, innovative building products that are backed by unparalleled service, strong customer support and industry leading warranties. With operations in the U.S., Canada, Chile and Brazil, LP helps builders, contractors, architects, engineers and homeowners build smarter, better, faster and more efficiently. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. For more information, visit www.lpcorp.com.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: changes in governmental fiscal and monetary policies, including tariffs, and levels of employment; changes in general economic conditions; changes in the cost and availability of capital; changes in the level of home construction and repair activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in the cost of and availability of transportation; changes in other significant operating expenses; changes in exchange rates between the U.S. dollar and other currencies, particularly the

Canadian dollar, Brazilian real and Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; the resolution of existing and future product-related litigation and other legal proceedings; the amount and timing of any repurchases of our common stock and the payment of dividends on our common stock, which will depend on market and business conditions and other considerations; the costs, and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. Investors are cautioned that many of the assumptions upon which LP's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which LP cannot control, and production volumes and costs, some aspects of which LP may not be able to control. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.